2Q 2020 Investor Conference Presentation July 28, 2020 Andrew Lane President & CEO Kelly Youngblood Executive Vice President & CFO Exhibit 99.1

Forward Looking Statements and Non-GAAP Disclaimer This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “looking forward,” “guidance,” “targeting”, and similar expressions are intended to identify forward-looking statements. Statements about the company’s business, including its strategy, its industry, the company’s future profitability, the company’s guidance on its sales, Adjusted EBITDA, Adjusted net income, Adjusted diluted EPS, Adjusted SG&A, gross profit, gross profit percentage, Adjusted Gross Profit, Adjusted Gross Profit percentage, tax rate, capital expenditures and cash from operations, growth in the company’s various markets and the company’s expectations, beliefs, plans, strategies, objectives, prospects and assumptions are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, most of which are difficult to predict and many of which are beyond our control, including the factors described in the company’s SEC filings that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements, including the company’s Current Report on Form 8-K dated July 28, 2020. For a discussion of key risk factors, please see the risk factors disclosed in the company’s SEC filings, which are available on the SEC’s website at www.sec.gov and on the company’s website, www.mrcglobal.com. Our filings and other important information are also available on the Investor Relations page of our website at www.mrcglobal.com. Undue reliance should not be placed on the company’s forward-looking statements. Although forward-looking statements reflect the company’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the company’s actual results, performance or achievements or future events to differ materially from anticipated future results, performance or achievements or future events expressed or implied by such forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law. Statement Regarding Use of Non-GAAP Measures: The Non-GAAP financial measures contained in this presentation (Adjusted EBITDA and Adjusted Gross Profit, Adjusted net income, Adjusted diluted EPS, Adjusted SG&A) are not measures of financial performance calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and should not be considered as alternatives to net income or gross profit. They should be viewed in addition to, and not as a substitute for, analysis of our results reported in accordance with GAAP. Management believes that these non-GAAP financial measures provide investors a view to measures similar to those used in evaluating our compliance with certain financial covenants under our credit facilities and provide meaningful comparisons between current and prior year period results. They are also used as a metric to determine certain components of performance-based compensation. They are not necessarily indicative of future results of operations that may be obtained by the company.

Global Leader in PVF Distribution Note: For the twelve months ended June 30, 2020 Largest pipe, valves and fittings (PVF) distributor – TTM Sales of $3.1B Industrial Distributor with Diversified Business Mix Counter-cyclical cash flow generation & strong balance sheet Cash flow generation in modest growth periods Balanced portfolio across upstream, midstream & downstream sectors Product mix focused on higher margin offerings Key Role in Global Supply Chains of Energy Companies Create value for both customers and suppliers Closely integrated into customer supply chains Broad footprint with approximately 240 service locations in 20 countries Premier quality program, material sourcing & customer service Balanced Approach to Capital Allocation Strong balance sheet with financial flexibility through the cycle Downstream & Industrial 31% Gas Utilities 26% Upstream Production 28% Midstream Pipeline 15%

Strategy for Creating Shareholder Value Grow Market Share Provide superior customer service & cost-saving supply chain solutions Maximize Profitability Focus on higher margin products, end-markets & sales strategies Maximize Working Capital Efficiency Reduce cash conversion cycle Optimize Capital Structure Focus on blue chip customers who demand value-added service and technical expertise Optimize capital structure with financial flexibility throughout the cycle Optimize inventory to maximize turnover and margin Leverage scale & global supply chain Focus on controlling costs & operating leverage Expand offering of value-added services to capture enhanced margin Continual operational efficiency improvements Leverage market leadership position and global footprint Provide multi-channel engagement to capture buying

World-class Management Team with Significant Distribution and Energy Experience Compelling Investment Opportunity Market leader in PVF distribution, serving critical function to the energy industry Diversified across sectors, regions and customers Counter-cyclical cash flow and strong balance sheet Differentiated global platform creates customer value Organic growth potential via market share gains from expanded multi-year MRO contracts and long-term secular growth from global energy demand Proven history of driving continuous productivity improvements Industry consolidator with proven success in acquiring and integrating businesses

Diversified by Region, Industry Sector and Product Line - Well Positioned Through Cycle Revenue by Geography Downstream & Industrials 31% Note: Percentage of sales are for the twelve months ended June 30, 2020. Industrial includes metals & mining, fabrication, pulp & paper, power generation and general industrial. Revenue by Product Line Revenue by Industry Sector

Provide well hook-ups via on-site product trailers, above-ground infrastructure PVF products for flow lines & tank batteries Serve exploration & production (E&P) operators including Shell, Chevron, Occidental, California Resources Corporation and Canadian Natural Resources Primary drivers are customers’ capital budgets for well completions & production tank battery upgrades and expansions Walk-in counter sales at strategically located branches in active oil & gas production areas Located in all major basins - revenue follows basin market activity levels Permian basin is our largest upstream position representing 11% of 2Q 2020 upstream revenue Upstream Production – Providing Completion Infrastructure to E&P Operators

Business drivers: independent of commodity prices integrity projects & pipeline enhancement projects residential & commercial, new & upgrade installations Relatively stable, steady growth Contracts with 9 of the 10 largest gas utilities in the U.S. based on the number of customers (e.g. CenterPoint, PG&E, NiSource, Atmos, Duke, Southern Company Gas) Gas Utilities – Providing Gas Products to Gas Utility Customers

Transmission & Gathering Midstream Pipeline – Providing PVF to Pipeline Infrastructure Customers Provide PVF to midstream gathering customers Provide PVF bulks & shorts and logistical services to long-haul transmission customers Benefit from recent pipeline approvals & modernization projects replacing older pipelines Customers include TC Energy, DCP Midstream, Energy Transfer, Williams Partners, Equitable, Enable Midstream Partners

Refining Recurring MRO revenue from planned & unplanned maintenance Provide on-location “zone store” inventory Contracts with all of the 10 largest refiners in the U.S. (e.g. Shell, Chevron, Marathon Petroleum Company, Valero, Phillips 66, ExxonMobil) Low gas prices provide stable, advantaged feedstock for plastics Positioned to benefit from planned U.S. petrochemical projects Distribute to a broad range of industrials including power, pulp and paper, mining and OEM’s (original equipment manufacturers). Downstream & Industrial – Providing PVF to Refining, Chemical & Industrial Customers Chemical & Industrial

MRC Global is a Critical Link Between Its Customers & Suppliers Supplier Value Proposition Manufacturing and scale efficiencies Leverage MRC Global’s footprint Access to 13,000+ customers Lead suppliers through the quality process Customer Value Proposition Outsource non-core supply chain and logistics functions Reduce supply chain complexity Savings from volume purchasing and global sourcing, 40+ countries Product availability - access to MRC Global’s broad inventory with approximately 10,000 suppliers Approve new suppliers through rigorous quality program CUSTOMERS SUPPLIERS Energy Carbon Steel Tubulars Valves Fittings, Flanges and Other IOCs Downstream Midstream Upstream

2Q 2020 Investor Conference Presentation
MRC Global 12

Global Footprint – Strategically Located in Key Geographies to Deliver Solutions to Customers

North America


Nisku, AB
CANADA
Munster, IN
Cheyenne, WY
USA
Bakersfield, CA
Pittsburgh, PA
Odessa, TX
Houston, TX

International


Stavanger, NO
NORDIC
Bradford, UK
Rotterdam, NL
EUROPE
Dubai, UAE
Singapore
MIDDLE EAST / CASPIAN
ASIA PACIFIC
Perth, WA

- Valve & Engineering Center (VEC)
- Regional Distribution Center (RDC)
- Branch Location (BR)
- Headquarters (HQ)
- Corporate Office

North America	As of 6/30/20
Branches	106
RDCs	7
VECs	13
Employees	~2,112

Global	As of 6/30/20
Branches	130
RDCs	13
VECs	25
Countries	20
Employees	~2,847

International	As of 6/30/20
Branches	24
RDCs	6
VECs	12
Countries	18
Employees	~735

MRC Global is committed to responsible governance of the enterprise and interaction with its stakeholders. Core Values Drive Actions for All Stakeholders 2018: Top Quartile Safety Performance in a NAW Survey 54 distribution companies with over $1 billion in revenue Distribution Business Model Allows Expansion of Different Products, Geographies and Industrial Market Sectors Model can address climate change initiatives or sentiment negatively impacting traditional energy markets MRC Global Contributes to a Sustainable Environment 93% of 2019 valve sales from inventory are “Low-E” valves. Total VAMI sales in 2019 were $1.4 billion. Low-E or low-emissions prevent fugitive emissions of methane and other greenhouse gases. Reduced North American Scope 1 emissions by approximately 20% from 2013 levels through 2019 Increased U.S. recycling tonnage by 33% from 2018 to 2019 Supplier Quality Process (Processes, Policies, Audits) include steps to: Increase ethical behavior in our supply chain Avoid improper labor practices Encourage sustainability Programs to Develop Employees and Encourage Diversity 33% of Board of Directors from Diversity Groups Women make up 45% of global corporate employees For more information: Governance: Proxy Statement for our 2020 Annual Meeting of Stockholders ESG Generally: 2020 Environmental, Social Responsibility & Corporate Governance Report ESG Policies: Corporate Social Responsibility Community Engagement Community Involvement

Long-term End Market Growth Opportunities UPSTREAM PRODUCTION Secular growth in oil & gas demand drives E&P capital and maintenance spending Steep shale decline curves and manufacturing mentality for shale drilling result in increasing well completions DOWNSTREAM & INDUSTRIAL MIDSTREAM PIPELINE Increased production in the U.S. results in increased need for takeaway capacity and processing by transmission and gathering companies, including transportation to growing export terminals Aging pipeline infrastructure in the U.S. requires annual integrity investment Plant spending and upgrades are being driven by: aging infrastructure, large and low-cost supply of hydrocarbon resources Increasing global demand for plastics and low cost, stable feedstock drives petrochemical investment particularly along the US Gulf Coast Gas utilities are investing in multi-year integrity management programs to upgrade old, lower pressure distribution systems and pipes, including steel and cast iron; enhancing the safety of the system. GAS UTILITIES

2Q 2020 Investor Conference Presentation
MRC Global 15

Strong Record of Customer Contract Wins and Renewals – Yields Growth Opportunities

1. **Renew Existing & Obtain New MRO Contract Customers**
   - Approximately 55% of sales are from our top 25 customers[1]
2. **Expand Global Chemical and Valve businesses**
   - Target – Percent of total revenue from valves, automation, measurement and instrumentation: 40-42% in 2020 & 45% in 2023
     - TTM 2Q20 = 40%
3. **Continue to Expand the Integrated Supply Business**
   - 28% of total revenue[1]
4. **Diversified customer base**
   - Serve 200+ fabrication customers


Fabrication Customer Revenue
(millions)
$314
$329
$395
$381
$320
2016
2017
2018
2019
TTM - 2Q 2020

Selected Recent Contract Awards and Renewals

Customer	Type/ Scope	Products	Geography
PG&E	Renewal	Gas products	U.S.
Dominion	Renewal with expanded scope	Gas products	U.S.
TECO	Renewal	Gas Products	U.S.
Ameren	New	Gas products	U.S.
Noble Midstream	New	Valves, Fittings and Flanges	U.S.
Eversource	Renewal with expanded scope	Gas products	U.S.
Total	New	Valves	Europe & West Africa
INEOS	Renewal	PVF	U.S.
Chevron – Canada	New	Integrated Supply	Canada
SoCal Gas	New	PFF	U.S.
CenterPoint	New	Integrated Supply	U.S.
Oneok	New	Valves	U.S.
ConocoPhillips	Renewal	PVF	N.A.
Chevron-TCO MRO	Renewal	Valves	KZ
Atmos	Renewal	Integrated Supply	U.S.
People's Gas	Renewal	PVF	U.S.

1. For the twelve months ended June 30, 2020

Houston Operations Complex at La Porte, TX Supporting Growth & Continued Operational Efficiencies More than 620,000 ft2 of space to deliver our customers’ actuation, modification and product needs Valve Engineering & Modification Center Regional Distribution Center Valve & Engineering Center Office space for supply chain management, sales, projects, and executive personnel

2Q 2020 Investor Conference Presentation

MRC Global's Valve-Centric Strategy

- U.S. oil & gas valve sales were $5.2B[1] ($2.6B through distribution)
  - $2.2B Upstream & Midstream
  - $3.0B Downstream
- MRC Global's #1 is in U.S. distributed energy valves with ~41% of sales in 2Q20
  - Holder of 3 global, multi-year, valve contracts with IOCs (Shell, Chevron, ExxonMobil)
- Valve, Automation, Measurement & Instrumentation (VAMI) revenue
  - Expected to be 40-42% of total revenue in 2020 & 45% of total revenue in 2023
- Highly technical, complex, long lead-time, global supply chain with value-added services and modifications leads to higher margins


2Q20 VAMI Sales
Upstream Production 29%
Midstream Pipeline 17%
Gas Utilities 8%
Downstream & Industrial 46%



1. Source: *Valve World Americas, "Market Report"*, September 30, 2019. Sum of Chemical, Oil & Gas and Refining.

Valve Engineering & Modification Center at La Porte complex in-house capabilities: Pipe pup transitions, stem extensions, coatings Differential thermal relief systems Modification services Testing services (e.g. Hydro testing, weld x-rays) Documentation packages Fast track actuation Midstream pipelines & gas utilities valves market penetration opportunity ~$100 million Higher-margin due to value-added services, supports strategic objective to maximize profitability Market Penetration: Investment in Value-Added Valve Modification Capabilities

Maximizing Profitability: Expanding Higher Margin Opportunities - Valve Products & Services YTD 2Q20 VAMI Sales Annual VAMI Sales Positioning Offerings to Higher Margin Products & Services

Largest provider of products & services to U.S. Gas Utilities Targeting to build a $1 billion revenue base in 2-3 years Contracts with 18 of the top 25 largest gas utilities in the U.S. Strong customer relationships – average 19 years under continuous contract U.S. Gas Utilities Business

2Q 2020 Investor Conference Presentation
MRC Global 21

Maximizing Profitability and Working Capital Efficiency

Product Margin Enhancement

- Investment in higher margin products and services:
  - VAMI services - Valve actuation/automation, modification, engineered solutions, traceability, testing, ValidTorque™
  - Expanded La Porte - 127,000 ft^2 valve modification facility in 2019
- Reduction of lower margin products and projects

Portfolio Optimization


Adjusted Gross Margin[1]
18.7%
19.6%
2016
2Q20

Working Capital Management

- Target is 19.5% – 19.9% working capital to sales ratio
- 2019 – exceeded 20% target
- Investments in working capital are weighted to higher margin products
- Initiatives to increase efficiency underway (e.g. consolidating inventory in RDCs for better deployment)

Optimizing Net Working Capital[2]


23.3%
22.0%
19.8%
TTM 2Q18
TTM 2Q19
TTM 2Q20

Actively Managing Costs

- SG&A, adjusted $29 million lower in 2Q20 versus 2Q19
- Actions taken to reduce SG&A in 2020
  - Closed and consolidated facilities
  - Voluntary retirement & involuntary reduction in force
  - Hiring and pay freezes
  - Indefinite suspension of 401K matching
  - For eligible executives & employees, a reduction in short & long-term incentives
  - Furloughs in all operations

Actively Managing SG&A[1] Costs


$ millions
$133
$104
13.5%
17.3%
2Q19
2Q20

1. See reconciliation of non-GAAP measures to GAAP measures in the appendix
2. Working capital defined as Current Assets (excluding Cash) – Current Liabilities. Sales are on trailing twelve months basis.

Investing in Technology for Long-Term Growth & Efficiency MRCGOTM - A Comprehensive Digital Supply Chain Solution for Oil & Gas Pipe, Valve & Fitting Purchases of the top 36 North American customers’ TTM revenue or approximately $769 million in was transacted through MRCGO (e.g. all digital sales including catalog, EDI) ~45% End-to-end digital supply chain solution from a single platform B2B for contract customers allows for easy and efficient ordering Customized for each customer’s contract terms, part numbers, commonly ordered items Targeting cost to serve for smaller, transactional customers – initial savings of $5 - $10 million expected by 2022 2Q20 e-commerce revenue was 36% of global revenue TTM 2Q20 results: $964 million of revenue generated through MRCGOTM/ e-commerce 458 customers

E-Commerce Platform Capabilities Increase Efficiencies 2019 2023-2025 $2B $1B E-Commerce Revenue Growth Opportunity Mill Test Reports (MTRs) Proof of Delivery (POD) Invoices Catalog View inventory View price Request a quote Punchout via your ERP or procurement software Electronic purchasing (EDI/XML) Order status history Expedite a delivery View inquiry dashboard View inquiry reports Online chat PVF mobile handbook Find a store Consult reference materials

2Q 2020 Investor Conference Presentation MRC Global 24

Strategic Capital Decisions Support Growth

Effectively Positioned the Balance Sheet

- Advantageous debt agreements with favorable terms, low interest rate and maturities 2022+
- Liquidity of $430 million at 6/30/20 – sufficient to support business strategy

+ Strong Operating Cash Flow Generation

- CFFO annual average is $198 million from 2012 to 2019
- Counter-cyclical cash flow generation
- Business consumes/releases ~20% of working capital per change in sales on average

= Capital Deployment Opportunities

- Debt reduction prioritized in near-term
  - Reduced debt $77M YTD & $47M in 2Q
  - Repurchased $3M of Term Loan B at a 23% discount in 1Q
- E-commerce investments to drive cost efficiencies & share gains
- Returned $375 million of cash to shareholders since 2015 through 2019
  - Repurchased 24.2 million shares at an average price of $15.48 per share

Cumulative Annual Cash Flow from Operations


$1.6 billion CFFO generated through the cycle
$240
$564
$458
$1,148
$1,401
$1,353
$1,342
$1,584
2012
2013
2014
2015
2016
2017
2018
2019

Use of Cash Flow (2013 – 2Q 2020[1])


Share Repurchases 26%
M&A 23%
Capex 13%
Net Financing 38%

1. Investing and Financing cash flows from 2013 through 1Q 2020. Net Financing equals the total issuance less repayment of debt and equity excluding share repurchases. Excludes miscellaneous sources of cash including immaterial asset proceeds.

Sales Adjusted Gross Profit and % Margin1 Adjusted EBITDA and % Margin1 7.0% 8.5% ($ millions, except per share data) Adjusted Diluted EPS Quarterly & YTD Financial Performance See reconciliation of non-GAAP measures to GAAP measures in the appendix 5.8% 6.2% 5.8% 19.3% 19.8% 19.6% 19.4% 19.7% 6.1% 4.3% 2.8% 5.9% 3.7%

Total Debt Capital Structure Cash Flow from Operations Return on Average Net Capital Employed ($ millions) Strong Balance Sheet Provides Financial Flexibility Multiples represent Net Debt / trailing twelve months Adjusted EBITDA. Net Debt is Total Debt less Cash. Return on Average Net Capital Employed is defined as net income plus interest expense after-tax, divided by average net capital employed (debt plus equity).Calculated with GAAP figures. 2.7x 2.75x 3.3x Net Leverage1: June 30, 2020 Cash and Cash Equivalents $19 Total Debt (including current portion): Term Loan B due 2024 (net of discount & deferred financing costs) $ 385 Global ABL Facility due 2022 89 Total Debt $ 474 Preferred stock 355 Common stockholders’ equity 341 Total Capitalization $ 1,170 Liquidity $ 430 2 2012 2013 2014 2015 2016 2017 2018 2019 TTM 2Q20

Capital Structure Credit Agreements (ABL and Term Loan) Global ABL matures in September 2022 and Term Loan B matures in September 2024 Term Loan B has 1% per year amortization, paid quarterly Term Loan B requires repayment in form of annual excess cash flow sweep based on leverage ratio (25 - 50% of annual “Excess Cash Flow”) Financial Maintenance Covenants Both the ABL and Term Loan B have no financial maintenance covenant restrictions In the ABL, a springing covenant is triggered if “Excess Availability” is less than the greater of 10% of the “Line Cap” or $60 million, then a “Fixed Charge Coverage Ratio” of 1.0:1.0 is required. “Excess Availability” is approximately $411 million effective 2Q20 “Fixed Charge Coverage Ratio” was 1.47 at June 30, 2020 The ABL and Term Loan B contain customary restrictive covenants based on leverage metrics that limit our ability to make investments, prepay certain indebtedness, grant liens, incur additional indebtedness, sell assets, make fundamental changes, enter into transactions with affiliates and pay dividends. Debt Revolver Cash Liquidity & Debt Waterfall (millions) $430

Strategy - 2Q20 Accomplishments Grow Market Share Added new customer contracts and awards ( e.g. PG&E, Dominion, TECO) Maximize Profitability Achieved 19.6% adjusted gross margins in deflationary market Maximize Working Capital Efficiency Achieved 19.8% of working capital, net of cash, to sales on TTM basis Optimize Capital Structure Reduced net debt by $38 million in 2Q20 from 1Q20 and $64 million YTD Generated $47 million cash from operations in 2Q20 and $84 million YTD 41% of revenue from valves in 2Q 2020 Launch online channel to service smaller customers through MRCGO Targeting 19.5% to 19.9% for 2020

Appendix

Y-o-Y Growth (17%) 10% (45%) (68%) 139% 56% (28%) Y-o-Y Growth (5%) 11% (27%) (30%) 20% 20% (12%) Sales Adjusted Gross Profit and % Margin1 Adjusted EBITDA and % Margin1 ($ millions, except per share data) 8.3% 7.4% 7.1% 5.2% 2.5% 4.9% 6.7% 5.5% Adjusted Diluted EPS 19.0% 19.3% 18.9% 18.0% 18.7% 18.7% 19.6% 19.7% Annual Financial Performance Y-o-Y Growth (6%) 13% (24%) (33%) 20% 14% (12%) Y-o-Y Growth (22)% 13% (75)% NM NM NM (66%) See reconciliation of non-GAAP measures to GAAP measures in the appendix

Total Debt Capital Structure Cash Flow from Operations Net Working Capital as % of Sales2 ($ millions) December 31, 2019 Cash and Cash Equivalents $ 32 Total Debt (including current portion): Term Loan B due 2024 (net of discount & deferred financing costs) $ 390 Global ABL Facility due 2022 161 Total Debt $ 551 Preferred stock 355 Common stockholders’ equity 642 Total Capitalization $ 1,548 Liquidity $ 483 Balance Sheet Multiples represent Net Debt / trailing twelve months Adjusted EBITDA. Net Debt is Total Debt less Cash. Working capital defined as Current Assets (excluding Cash) – Current Liabilities. Sales are on trailing twelve months basis. Y-o-Y Growth 30.8% 13.1% (9.0%) 39.7% (39.7%) 2.6x 2.5x 3.4x 1.9x 4.0x 2.7x 2.3x 2.6x Net Leverage1:

Adjusted Gross Profit Reconciliation Three months ended Six months ended Year ended December 31 ($ millions) June 30, 2020 March 31, 2020 June 30, 2019 June 30, 2020 June 30, 2019 2019 2018 2017 2016 2015 2014 2013 2012 Gross profit $ 79 $ 148 $ 174 $ 227 $ 348 $ 653 $ 689 $ 582 $ 468 $ 786 $ 1,018 $ 955 $ 1,014 Depreciation and amortization 5 5 6 10 11 21 23 22 22 21 22 22 19 Amortization of intangibles 6 7 11 13 22 42 45 45 47 60 68 52 49 (Decrease) increase in LIFO reserve (6) (3) (1) (9) (1) (2) 62 28 (14) (53) 12 (20) (24) Inventory charges and other 34 - - 34 - 8 - 6 45 - - - - Adjusted Gross Profit $ 118 $ 157 $ 190 $ 275 $ 380 $ 722 $ 819 $ 683 $ 568 $ 814 $ 1,120 $ 1,009 $ 1,058 Note: Adjusted Gross Profit is a non-GAAP measure. For a discussion of the use of Adjusted Gross Profit, see our Current Report on Form 8-K dated July 28, 2020.

Adjusted SG&A Reconciliation Three months ended ($ millions) June 30, 2020 June 30, 2019 SG&A $ 126 $ 133 Severance and restructuring (7) - Facility closures (15) - Adjusted SG&A $ 104 $ 133 Note: Adjusted SG&A is a non-GAAP measure. For a discussion of the use of Adjusted SG&A, see our Current Report on Form 8-K dated July 28, 2020.

2Q 2020 Investor Conference Presentation
MRC Global 34

Adjusted EBITDA Reconciliation

	Three months ended			Six months ended		Year ended December 31							
($ millions)	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019	2019	2018	2017	2016	2015	2014	2013	2012
Net income (loss)	$ (281)	$ 9	$ 24	$ (272)	$ 42	$ 39	$ 74	$ 50	$ (83)	$ (331)	$ 144	$ 152	$ 118
Income tax expense (benefit)	(17)	5	8	(12)	14	27	21	(43)	(8)	(11)	82	85	64
Interest expense	7	8	10	15	21	40	38	31	35	48	62	61	113
Depreciation and amortization	5	5	6	10	11	21	23	22	22	21	22	22	19
Amortization of intangibles	6	7	11	13	22	42	45	45	47	60	68	52	49
(Decrease) increase in LIFO reserve	(6)	(3)	(1)	(9)	(1)	(2)	62	28	(14)	(53)	12	(20)	(24)
Inventory-related charges	34	-	-	34	-	5	-	6	40	-	-	-	-
Facility closures	18	-	-	18	-	-	-	-	-	-	-	-	-
Supplier bad debt	-	-	-	-	-	5	-	-	-	-	-	-	-
Goodwill & intangible asset impairment	242	-	-	242	-	-	-	-	-	462	-	-	-
Change in fair value of derivative instruments	-	-	-	-	-	-	(1)	1	(1)	1	1	(5)	(2)
Equity-based compensation expense	3	2	3	5	7	16	14	16	12	10	9	15	8
Severance & restructuring charges	7	-	-	7	-	9	4	14	20	14	8	1	-
Write off of debt issuance costs	-	-	-	-	-	-	1	8	1	3	-	-	-
Litigation matter	-	-	-	-	-	-	-	3	-	3	-	-	-
Foreign currency (gains) losses	(1)	2	(1)	1	-	(1)	(1)	(2)	4	3	3	13	(1)
Loss on disposition of non-core product line	-	-	-	-	-	-	-	-	-	5	10	-	-
Insurance charge	-	-	-	-	-	-	-	-	-	-	-	2	-
Cancellation of executive employment agreement (cash portion)	-	-	-	-	-	-	-	-	-	-	3	-	-
Expenses associated with refinancing	-	-	-	-	-	-	-	-	-	-	-	5	2
Gain on early extinguishment of debt	-	(1)	-	(1)	-	-	-	-	-	-	-	-	114
Pension settlement	-	-	-	-	-	-	-	-	-	-	-	-	4
Other expense (income)	-	-	-	-	-	-	-	-	-	-	-	3	(1)
Adjusted EBITDA	$ 17	$ 34	$ 60	$ 51	$ 116	$ 201	$ 280	$ 179	$ 75	$ 235	$ 424	$ 386	$ 463

Note: Adjusted EBITDA is a non-GAAP measure. For a discussion of the use of Adjusted EBITDA, see our Current Report on Form 8-K dated July 28, 2020.

Adjusted Net Income Reconciliation Three months ended Six months ended ($ millions) June 30, 2020 March 31, 2020 June 30, 2019 June 30, 2020 June 30, 2019 Amount Per Share Amount Per Share Amount Per Share Amount Per Share Amount Per Share Net loss attributable to common stockholders $ (287) $ (3.50) $ 3 $ 0.04 $ 18 $ 0.21 $ (284) $ (3.47) $ 30 $ 0.35 Goodwill and intangible asset impairment, net of tax 234 2.85 - - - - 234 2.86 - - Inventory-related charges, net of tax 29 0.35 - - - - 29 0.35 - - Facility closures, net of tax 16 0.20 - - - - 16 0.20 - - Severance and restructuring, net of tax 5 0.06 - - - - 5 0.06 - - (Decrease) increase in LIFO reserve, net of tax (5) (0.06) (2) (0.03) (1) (0.01) (7) (0.09) (1) (0.01) Adjusted net loss attributable to common stockholders $ (8) $ (0.10) $ 1 $ 0.01 $ 17 $ 0.20 $ (7) $ (0.09) $ 29 $ 0.34 Note: Adjusted Net Income is a non-GAAP measure. For a discussion of the use of Adjusted Net Income, see our Current Report on Form 8-K dated July 28, 2020.

2Q 2020 Investor Conference Presentation

MRC Global 36

Adjusted Net Income Reconciliation

	Year ended December 31															
($ millions)	2019		2018		2017		2016		2015		2014		2013		2012	
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income attributable to common stockholders	**$ 15**	**$ 0.18**	**$ 50**	**$ 0.54**	**$ 26**	**$ 0.27**	**$ (107)**	**$ (1.10)**	**$ (344)**	**$ (3.38)**	**$ 144**	**$ 1.40**	**$ 152**	**$ 1.48**	**$ 118**	**$ 1.22**
Goodwill and intangible asset impairment, net of tax	-	-	-	-	-	-	-	-	402	3.94	-	-	-	-	-	-
Inventory-related charges, net of tax	5	0.06	-	-	6	0.06	33	0.34	-	-	-	-	-	-	-	-
Severance and restructuring, net of tax	7	0.08	3	0.03	14	0.15	17	0.17	11	0.11	6	0.06	-	-	-	-
Supplier bad debt, net of tax	5	0.06	-	-	-	-	-	-	-	-	-	-	-	-	-	-
(Decrease) increase in LIFO reserve, net of tax	(2)	(0.02)	48	0.52	18	0.19	(9)	(0.09)	(33)	(0.32)	8	0.08	(13)	(0.13)	(15)	(0.15)
Loss on early extinguishment of debt, net of tax	-	-	-	-	-	-	-	-	-	-	-	-	-	-	74	0.76
Litigation matter, net of tax	-	-	-	-	2	0.02	-	-	2	0.02	-	-	-	-	-	-
Write-off of debt issuance costs, net of tax	-	-	1	0.01	5	0.05	1	0.01	2	0.02	-	-	-	-	1	0.01
Executive separation expense, net of tax	-	-	-	-	-	-	-	-	-	-	-	-	1	0.01	-	-
Loss on disposition of non-core product lines, net of tax	-	-	-	-	-	-	-	-	3	0.03	8	0.08	-	-	-	-
Insurance charge, net of tax	-	-	-	-	-	-	-	-	-	-	-	-	1	0.01	-	-
Expenses associated with refinancing, net of tax	-	-	-	-	-	-	-	-	-	-	-	-	3	0.03	-	-
Equity-based compensation acceleration, net of tax	-	-	-	-	-	-	-	-	-	-	-	-	3	0.03	-	-
Income tax adjustment	-	-	-	-	(50)	(0.52)	-	-	-	-	-	-	3	0.03	-	-
Cancellation of executive employment agreement, net of tax	-	-	-	-	-	-	-	-	-	-	3	0.03	-	-	-	-
Pension settlement, net of tax	-	-	-	-	-	-	-	-	-	-	-	-	-	-	3	0.03
Adjusted net income attributable to common stockholders	**$ 30**	**$ 0.36**	**$ 102**	**$ 1.10**	**$ 21**	**$0.22**	**$ (65)**	**$ (0.67)**	**$ 43**	**$ 0.42**	**$ 169**	**$ 1.65**	**$ 150**	**$ 1.46**	**$ 181**	**$ 1.87**

Note: Adjusted Net Income is a non-GAAP measure. For a discussion of the use of Adjusted Net Income, see our Current Report on Form 8-K dated July 28, 2020.